UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2017

THE ONE GROUP HOSPITALITY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37379	14-1961545
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

411 W. 14th Street, 2nd Floor

New York, New York 10014

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (646) 624-2400

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

(a) On June 22, 2017, The ONE Group Hospitality, Inc. (the “Company”) held its 2017 Annual Meeting of Stockholders (the “Annual Meeting”). Of the 25,057,265 shares of common stock issued, outstanding and eligible to vote as of the record date of May 3, 2017, a quorum of 16,981,848 shares, or approximately 68% of the eligible shares, was present in person or represented by proxy.

(b) The following is a brief description of each matter submitted to a vote at the Annual Meeting, as well as the outcome, number of votes cast for and against and the number of abstentions and broker non-votes with respect to each matter.

Proposal No. 1: Election of Director:

Michael Serruya was elected to the Company’s Board of Directors to serve until the 2020 Annual Meeting of Stockholders, and until his respective successor has been elected and qualified, subject, however, to such director’s earlier death, resignation, retirement, disqualification or removal, based on the following votes:

Name	Votes For	Votes Withheld	Broker Non-Votes
Michael Serruya	13,605,625	236,660	3,139,563

Proposal No. 2: Ratify Selection of Independent Registered Public Accounting Firm:

The appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017, was ratified, based on the following votes:

Votes For	Votes Against	Votes Abstained
16,941,015	39,616	1,217

Proposal 3: Approve an Advisory Vote on the Compensation of the Company’s Named Executive Officers:

The compensation of the Company’s named executive officers, as disclosed in the proxy statement, was approved on an advisory basis, based on the following votes:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
13,640,041	198,597	3,647	3,139,563

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 23, 2017	THE ONE GROUP HOSPITALITY, INC.

	By:	/s/ Jonathan Segal
	Name:	Jonathan Segal
	Title:	Chief Executive Officer